UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2015

MILLBURN MULTI-MARKETS FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-54028	26-4038497
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Millburn Ridgefield Corporation

411 West Putnam Avenue
Greenwich, Connecticut 06830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 625-7554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Millburn Ridgefield Corporation is the general partner (the “General Partner”) of Millburn Multi-Markets Fund L.P. (the “Registrant”). The Millburn Corporation is an affiliate of the General Partner.

(b) On November 1, 2015, Harvey Beker ceased serving as Co-Chief Executive Officer of the General Partner and Chairman of The Millburn Corporation. Mr. Beker will continue serving as Co-Chairman of the General Partner and as a member of the General Partner’s investment committee (the “Investment Committee”).

(b) On November 1, 2015, George E. Crapple ceased serving as Co-Chief Executive Officer of the General Partner. Mr. Crapple will continue serving as Co-Chairman of the General Partner and as a member of the Investment Committee.

(c) On November 1, 2015, Barry Goodman was appointed as Co-Chief Executive Officer of the General Partner and The Millburn Corporation.

Mr. Goodman, age 58, joined the General Partner and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading and most recently thereafter served as Executive Vice-President of the General Partner and The Millburn Corporation until November 1, 2015. Mr. Goodman plays an integral role in business and product development, and in the strategic direction of the firm as a whole. From September 1980 through October 1982, he was a commodity trader at the brokerage firm of E.F. Hutton & Co., Inc. (“E.F. Hutton”). At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. Mr. Goodman has also served as President and a Director of each entity in Millburn International Group since inception. In addition to his role as Co-Chief Executive Officer of the General Partner and The Millburn Corporation, Mr. Goodman will continue serving as the Executive Director of Trading of the General Partner and The Millburn Corporation and as a member of the Investment Committee.

Mr. Goodman became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the General Partner effective December 19, 1991, May 23, 1989 and January 14, 2013, respectively. He also became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective June 20, 1995, April 5, 1989 and March 8, 2013, respectively. He became a partner in ShareInVest in January 1994. Mr. Goodman was a listed Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

(c) On November 1, 2015, Grant N. Smith was appointed as Co-Chief Executive Officer of the General Partner and The Millburn Corporation.

Mr. Smith, age 63, joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the General Partner, The Millburn Corporation and their affiliates since that time. Mr. Smith is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. Mr. Smith served as the Executive Vice-President of the General Partner and The Millburn Corporation until November 1, 2015 and has also served as a Director of each entity in Millburn International Group since inception, where he, along with the other Directors of each of those entities, is responsible for its overall management. In addition to his role as Co-Chief Executive Officer of the General Partner and The Millburn Corporation, Mr. Smith will continue serving as the Executive Director of Trading of the General Partner and The Millburn Corporation and as a member of the Investment Committee. Mr. Smith received a B.S. degree from the Massachusetts Institute of Technology (“MIT”) in 1974 and an M.S. degree from MIT in 1975. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management.

Mr. Smith became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the General Partner, effective December 19, 1991, April 15, 2009 and March 8, 2013, respectively. He became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective June 20, 1995, May 21, 1992 and March 8, 2013, respectively. Mr. Smith also became a partner in ShareInVest in January 1994. He also was listed as a Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

(c) On November 1, 2015, Gregg R. Buckbinder was appointed as President of the General Partner and The Millburn Corporation.

Mr. Buckbinder, age 56, joined the General Partner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P., an investment management firm, where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. He graduated cum laude from Pace University (“Pace”) in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Buckbinder served as Senior Vice-President of the General Partner and The Millburn Corporation until November 1, 2015, and has also served as Senior Vice President, Chief Operating Officer and a Director of each entity in Millburn International Group since inception. In addition to his role as President of the General Partner and The Millburn Corporation, Mr. Buckbinder will continue serving as the Chief Financial Officer of the General Partner and the Chief Operating Officer of the General Partner and The Millburn Corporation.

Mr. Buckbinder became listed as a Principal of the General Partner effective February 5, 1999. He became listed as a Principal of The Millburn Corporation, effective March 23, 1998. Mr. Buckbinder became a partner in ShareInVest in January 2000. He was also listed as a Principal of ShareInVest, effective February 28, 2001 until February 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2015

MILLBURN MULTI-MARKETS FUND L.P.

By:	Millburn Ridgefield Corporation, General Partner

By:	/s/ Gregg Buckbinder
Name: Gregg Buckbinder
Title: President